# State of Florida

## Department of State

I certify the attached is a true and correct copy of the Articles of Amendment, filed on June 16, 2015, to Articles of Incorporation for CIRQUE ENERGY, INC., a Florida corporation, as shown by the records of this office.

I further certify the document was electronically received under FAX audit number H15000147329. This certificate is issued in accordance with section 15.16, Florida Statutes, and authenticated by the code noted below

The document number of this corporation is P98000062582.

Authentication Code: 515A00012707-061715-P98000062582-1/1

Given under my hand and the
Great Seal of the State of Florida,
at Tallahassee, the Capital, this the
Seventeenth day of June, 2015

Ken Detzner
Secretary of State

**COVER LETTER**

**TO:** Amendment Section
Division of Corporations

**NAME OF CORPORATION:** Cirque Energy, Inc.

**DOCUMENT NUMBER:** PS9800062582

The enclosed ***Articles of Amendment*** and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

Roger Silverthorn
Name of Contact Person

Cirque Energy, Inc.
Firm/ Company

414 West Wackerly Street
Address

Midland, Michigan 48640
City/ State and Zip Code

rogers@cirque-energy.com
E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

Roger Silverthorn at (989) 330-1239

Name of Contact Person — Area Code & Daytime Telephone Number

Enclosed is a check for the following amount made payable to the Florida Department of State:

- ☐ $35 Filing Fee
- ☐ $43.75 Filing Fee & Certificate of Status
- ☒ $43.75 Filing Fee & Certified Copy (Additional copy is enclosed)
- ☐ $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed)

**Mailing Address**
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

**Street Address**
Amendment Section
Division of Corporations
Clifton Building
2661 Executive Center Circle
Tallahassee, FL 32301

**Articles of Amendment**
**to**
**Articles of Incorporation**
**of**

Cirque Energy, Inc.

(Name of Corporation as currently filed with the Florida Dept. of State)

PS9800062582

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

**A. If amending name, enter the new name of the corporation:**

_______________ *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

**B. Enter new principal office address, if applicable:**
***(Principal office address MUST BE A STREET ADDRESS )***

_______________
_______________
_______________

**C. Enter new mailing address, if applicable:**
***(Mailing address MAY BE A POST OFFICE BOX)***

_______________
_______________
_______________

**D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:**

*Name of New Registered Agent* _______________

_______________
*(Florida street address)*

*New Registered Office Address*: _______________, Florida _______________
*(City)* *(Zip Code)*

**New Registered Agent's Signature, if changing Registered Agent:**
*I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.*

_______________
*Signature of New Registered Agent, if changing*

**If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:**

*(Attach additional sheets, if necessary)*

*Please note the officer/director title by the first letter of the office title:*

*P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.*

*Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.*

**Example:**

| | | |
|---|---|---|
| X Change | PT | John Doe |
| X Remove | V | Mike Jones |
| X Add | SV | Sally Smith |

| Type of Action (Check One) | Title | Name | Address |
|---|---|---|---|
| 1) ☐ Change | ______ | ______________________ | ______________________ |
| ☐ Add | | | ______________________ |
| ☐ Remove | | | ______________________ |
| 2) ☐ Change | ______ | ______________________ | ______________________ |
| ☐ Add | | | ______________________ |
| ☐ Remove | | | ______________________ |
| 3) ☐ Change | ______ | ______________________ | ______________________ |
| ☐ Add | | | ______________________ |
| ☐ Remove | | | ______________________ |
| 4) ☐ Change | ______ | ______________________ | ______________________ |
| ☐ Add | | | ______________________ |
| ☐ Remove | | | ______________________ |
| 5) ☐ Change | ______ | ______________________ | ______________________ |
| ☐ Add | | | ______________________ |
| ☐ Remove | | | ______________________ |
| 6) ☐ Change | ______ | ______________________ | ______________________ |
| ☐ Add | | | ______________________ |
| ☐ Remove | | | ______________________ |

**E. If amending or adding additional Articles, enter change(s) here:**
(Attach *additional sheets, if necessary*). *(Be specific)*

Article IV Capital Stock is amended as follows: This Corporation is authorized to issue nine hundred million (900,000,000) shares designated as "Common Stock," par value $0.001 per share and twenty million (20,000,000) shares designated as "Preferred Stock," par value $0.001 per share. Each Common Share issued and outstanding shall be entitled to one vote and the Preferred Shares shall be designated by the Board of Directors.

**F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:**
(*if not applicable, indicate N/A*)

**The date of each amendment(s) adoption:** June 10, 2015, if other than the date this document was signed.

**Effective date <u>if applicable</u>:** June 16, 2015

*(no more than 90 days after amendment file date)*

**Adoption of Amendment(s)** **<u>(CHECK ONE)</u>**

☑ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ________________________________________."

*(voting group)*

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated June 15, 2015

Signature [signature]

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Roger Silverthorn

(Typed or printed name of person signing)

Chief Executive Officer

(Title of person signing)